                                                                    EXHIBIT 10.1


          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                    AGREEMENT

         THIS AGREEMENT, effective as of the 1st day of January, 2001 (the "EFFECTIVE DATE"), between BIOTRANSPLANT INCORPORATED, a Delaware corporation having a place of business at 3rd Avenue, Building 75, Charlestown Navy Yard, Charlestown, MA 02129 ("BTI"), and IMMERGE BIOTHERAPEUTICS, INC., a Delaware corporation having a place of business at 3rd Avenue, Building 75, Charlestown Navy Yard, Charlestown, MA 02129 ("IMMERGE").

         NOW, THEREFORE, in consideration of the faithful performance of the covenants herein contained, the parties hereto agree as follows:

                                    SECTION 1
                                   DEFINITIONS

         1.1 "DESIGNATED PERSON(S)" means (i) the employees of BTI designated in Appendix A attached hereto for the categories, as designated in Appendix A, for as long as such persons are employees of BTI and (ii) REPLACEMENT PERSON(S) added to Appendix A pursuant to Section 2.2.

         1.2 "INTELLECTUAL PROPERTY" means data, information, know-how, patents, patent applications, copyrights, works of authorship, software, trade secrets, in each case created, conceived or reduced to practice (actual or constructive reduction to practice) during the TERM by either a DESIGNATED PERSON or SERVICE PERSON in performing work for IMMERGE, alone or with another.

         1.3 "PARTY(IES)" shall mean BTI and/or IMMERGE, as the case may be.

         1.4 "REPLACEMENT PERSON(S)" shall have the meaning as set forth in
Section 2.2.

         1.5 "SERVICE PERSON" means an employee of BTI while performing services for IMMERGE pursuant to Section 2.5.

         1.6 "TERM" shall mean a period beginning on the Effective Date and ending three (3) years thereafter; or any extension thereof agreed to by the PARTIES in writing.

                                    SECTION 2
                                  DUTIES OF BTI

         2.1 During the TERM, BTI shall cause each DESIGNATED PERSON to work for and only for IMMERGE as directed by IMMERGE.

         2.2 In the event that a DESIGNATED PERSON is no longer employed by BTI, IMMERGE and BTI shall mutually agree as to an employee(s) of BTI or a person(s) to be employed by BTI that has qualifications similar to the qualifications of the DESIGNATED PERSON that has left the employ of BTI (a "REPLACEMENT PERSON(S)"). Such REPLACEMENT PERSON shall be added to Appendix A and shall be a DESIGNATED PERSON.

         2.3 BTI agrees to assign and hereby assigns to IMMERGE all of BTI's interest in and to any and all INTELLECTUAL PROPERTY and agrees to sign and execute any agreements required to perfect such assignment.

         2.4 BTI agrees that each DESIGNATED PERSON and SERVICE PERSON shall be obligated to assign to BTI all right, title and interest in and to INTELLECTUAL PROPERTY, and BTI shall cause each DESIGNATED PERSON and SERVICE PERSON to assign to BTI all right, title and interest in and to INTELLECTUAL PROPERTY for the purpose of BTI meeting BTI's obligations under Section 2.3.

          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         2.5 During the TERM, BTI agrees to provide to IMMERGE the services set forth in Appendix B.

         2.6 The PARTIES agree that, for all purposes, each DESIGNATED PERSON and SERVICE PERSON shall be an employee of BTI and BTI shall be solely responsible for the salary, benefits of each DESIGNATED PERSON and SERVICE PERSON and other obligations to each DESIGNATED PERSON and SERVICE PERSON that arises from the employment relationship.

                                    SECTION 3
                                    PAYMENTS

         3.1 (a) In consideration of BTI's obligations under Sections 2.1 IMMERGE shall pay to BTI $[**] per month, subject to adjustment, from time to time, for salary, benefits and related cost adjustment as required, which shall be due and payable on the last day of each month of the TERM.

             (b) With respect to services performed pursuant to Section 2.5, IMMERGE shall pay BTI $[**] per month, subject to adjustment, from time to time, for salary, benefits and related cost adjustment as required, for such services within [**] days after receipt of an invoice therefor.

                                    SECTION 4
                                 CONFIDENTIALITY

         4.1 BTI shall cause each DESIGNATED PERSON and SERVICE PERSON to sign a confidentiality agreement in the form attached hereto as Appendix C.

                                    SECTION 5
                              TERM AND TERMINATION

           5.1 Except as otherwise specifically provided herein and unless sooner terminated pursuant to Section 5.2 of this Agreement, this Agreement shall remain in full force and effect for the TERM.

           5.2 If either PARTY materially breaches this Agreement, the other PARTY may terminate this Agreement by written notice to the breaching PARTY specifying the breach and this Agreement shall be terminated thirty (30) business days after such written notice if the material breach is a payment breach, and sixty (60) business days thereafter for material breaches other than a payment breach, unless prior to the expiration of such period such breach is cured. In the event that a material breach other than a payment breach cannot be cured within such sixty (60) day period and a PARTY has initiated steps to cure such breach within such sixty (60) day period and notified the other PARTY in writing thereof within such sixty (60) day period and in good faith continues to work toward curing such breach as expeditiously as possible than this Agreement shall not be terminated if such breach is in fact cured within six (6) months after such notice.

         5.3 (a) Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either PARTY prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either PARTY from obligations which are expressly indicated to survive termination or expiration of this Agreement.

         (b) Termination, relinquishment or expiration of this Agreement shall not terminate IMMERGE'S obligation to make payments that shall have accrued prior to such termination. All of the PARTIES' rights and obligations under Sections 2.3, 2.4, 5.3 and 9 shall survive termination, relinquishment or expiration hereof.

         5.4 This Agreement may not be terminated by either PARTY except as specifically provided in this Section 5.

                                    SECTION 6
                                   ASSIGNMENT

           6.1. This Agreement may not be assigned or otherwise transferred by either PARTY without the consent of the other PARTY, provided, however, that either PARTY may, without such consent, assign this Agreement and its rights and obligations hereunder to its AFFILIATES or in connection with the transfer or sale of all or substantially all of its business to which this Agreement relates, or in the event of its merger or consolidation or change in control or similar transaction provided that the permitted assignee shall assume all obligations of its assignor under this Agreement. A permitted assignment of this Agreement by a PARTY shall not relieve such PARTY from its obligations under this Agreement except in the case of a merger or consolidation where the PARTY is not the surviving entity. Any purported assignment in violation of the preceding sentences shall be void.

                                    SECTION 7
                               GENERAL PROVISIONS

           7.1. The relationship between BTI and IMMERGE is that of independent contractors. BTI and IMMERGE are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no relationship pursuant to this Agreement other than as independent contracting parties. BTI shall have no power to bind or obligate IMMERGE in any manner.

           7.2. This Agreement, including the Appendices, set forth the entire agreement and understanding between the PARTIES with respect to the subject matter thereof and supersedes all prior agreements in this respect. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both parties.

           7.3. This Agreement shall be construed and enforced in accordance with the laws of Massachusetts without reference to its choice of law principles.

           7.4. The headings in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

           7.5. Any delay in enforcing a PARTY's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a PARTY's right to the future enforcement of its rights under this Agreement, excepting only as to an expressed written and signed waiver as to a particular matter for a particular period of time.

           7.6. Notices. Any notices given pursuant to this Agreement shall be in writing and shall be deemed received upon the earlier of (i) when received at the address set forth below (including telefax or personal delivery), or (ii) three (3) business days after mailed by certified or registered mail in the United States or Swiss mails, postage prepaid and properly addressed, with return receipt requested. Notices shall be delivered to the respective parties as indicated:

         To BTI:          3rd Avenue, Building 75
                          Charlestown Navy Yard
                          Charlestown, MA 02129
                          Attention:  CEO

         To IMMERGE:      Immerge BioTherapeutics, Inc.
                          3rd Avenue, Building 75
                          Charlestown Navy Yard
                          Charlestown, MA 02129
                          Attention:  CEO

         7.7. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the PARTIES that the remainder of this Agreement shall not be affected thereby provided that a PARTY's rights under this Agreement are not materially affected. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal, or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the PARTIES to such invalid, illegal or unenforceable provision, but shall be valid, legal and enforceable. In the event a party's rights are materially affected as a result of a change in this Agreement under this Section, such PARTY may terminate this Agreement.

         7.8. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.9. Each PARTY agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

         7.10. Except as otherwise provided herein, neither PARTY shall have any right, express or implied, to use in any manner the name or other designation of the other PARTY or any other trade name or trademark of the other PARTY for any purpose in connection with the performance of this Agreement.

         7.11. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the PARTIES hereto and their respective permitted successors and assigns.

         7.12. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

                                    SECTION 8
                                   WARRANTIES

         8.1. The PARTIES warrant and represent to each other that each has the full right and authority to enter into this Agreement, that each is not aware of any impediment which would inhibit its ability to perform in accordance with the terms and conditions imposed on it by this Agreement, and that there are no and will be no agreements, licenses, or assignments inconsistent with the provisions of and the rights granted under this Agreement, or which are inconsistent with or would prevent a PARTY from performing all of its obligations under this Agreement.

                                    SECTION 9
                                 INDEMNIFICATION

           9.1. IMMERGE shall defend, indemnify and hold harmless BTI, and its affiliates, and their respective directors, officers, shareholders, agents and employees (each of them an Indemnified Party ""), from and against any and all liability, loss, damages and expenses (including attorneys' fees) as the result of claims, demands, costs or judgments which may be made or instituted against any Indemnified Party by a third party and that arises out of any act or action (or failure to act) of a DESIGNATED PERSON during the TERM, provided, however, the indemnity shall not extend to any claims against an Indemnified Party which result solely from the gross negligence or willful misconduct of such Indemnified Party. IMMERGE shall have the exclusive right to control the defense of any action which is to be indemnified in whole by IMMERGE hereunder including the right to select counsel acceptable to the Indemnified Party to defend the Indemnified Party, and to settle any claim, provided that, without the written consent of the Indemnified Party (which shall not be unreasonably withheld or delayed), IMMERGE shall not agree to settle any claim against the Indemnified Party to the extent such claim has a material adverse effect on the Indemnified Party. The provisions of this paragraph shall survive and remain in full force and effect after any termination, expiration or cancellation of this Agreement and IMMERGE obligation hereunder shall apply whether or not such claims are rightfully brought.

           9.2. A person or entity that intends to claim indemnification under this Article 9 (the "Indemnitee") shall promptly notify IMMERGE (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor, shall assume the defense thereof with counsel mutually satisfactory to the Indemnitor and the Indemnitee(s); provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor if Indemnitor does not assume the defense; or, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other Indemnitee represented by such counsel in such proceedings. The indemnity agreement in this Article 9 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The Indemnitee under this Article 9, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigations of any action, claim or liability covered by this indemnification. In the event that an Indemnitee brings an action to cause Indemnitor to meet Indemnitor's indemnification obligations, and Indemnitor is finally held liable, the Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by the Indemnitee in establishing its claim for indemnity.

         IN WITNESS WHEREOF, the parties intending to be bound have set their hands and seals, effective as of the date first written above.



BIOTRANSPLANT INCORPORATED                  IMMERGE BIOTHERAPEUTICS, INC.

By: /s/ Elliot Lebowitz                     By: /s/ Julia Greenstein
    ---------------------------                 -------------------------
Title: CEO                                  Title: CEO & PRESIDENT
       ------------------------                    ----------------------
Date: April 24, 2001                        Date: April 25, 2001
      -------------------------                   -----------------------

          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                   APPENDIX A


MANAGEMENT & ADMINISTRATION
[**]

PRIMATE STUDIES
[**]

SAFETY
[**]

ANIMAL GENETIC ENGINEERING
[**]

PATHOPHYSIOLOGY
[**]



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


                                   APPENDIX B


SERVICES AND SUPPORT TO BE PROVIDED TO IMMERGE:


Administrative Support, including
         Receptionist
         Accounting, bookkeeping, purchasing, and finance support
         Payroll and benefits processing and administration
         Human resources support
         Facilities support, including shipping and receiving
         Information Technology support
         Intellectual Property support
         Other areas as mutually agreed upon

Administrative supplies and equipment usage
         Use of fax machines, postage meter and other office equipment Office Supplies (standard stocked items)
         Local Area Network services and infrastructure
         Internet access and email
         Telephone system, support and reasonable usage


                                       12